Exhibit (g)(4)

APPENDIX A TO THE

FEE SCHEDULE TO THE AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT DATED OCTOBER 17, 2008 BETWEEN

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED AND

BROWN BROTHERS HARRIMAN & CO.

DATED AS OF OCTOBER 2, 2017

Deutsche Global/International Fund, Inc.

Deutsche Emerging Markets Fixed Income Fund

Deutsche European Equity Fund

Deutsche Global Infrastructure Fund

Deutsche Global Small Cap Fund

Deutsche High Conviction Global Bond Fund

Deutsche International Growth Fund

Deutsche International Fund, Inc.

Deutsche CROCI® International Fund

Deutsche Emerging Markets Equity Fund

Deutsche Global Macro Fund

Deutsche Latin America Equity Fund

Deutsche World Dividend Fund

Deutsche Securities Trust

Deutsche CROCI® Sector Opportunities Fund
Deutsche Enhanced Commodity Strategy Fund

Deutsche Global Real Estate Securities Fund

Deutsche Gold & Precious Metals Fund

Deutsche Variable Series I

Deutsche CROCI® International VIP

Deutsche Global Small Cap VIP

Deutsche Variable Series II

Deutsche Global Equity VIP

Deutsche International Growth VIP

Cayman Precious Metals Fund, Inc.

Cayman Commodity Fund II, Ltd.

BROWN BROTHERS HARRIMAN & CO.	EACH REGISTERED INVESTMENT COMPANY IDENTIFITED ON THIS APPENDIX A

By: /s/ Eruch A. Mody	By: /s/ John Millette
Name: Eruch A. Mody	Name: John Millette
Title: Senior Vice President	Title: Secretary